UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 21, 2006

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13858	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, MA 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant's telephone number, including area code)

China Media Networks International, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant.

On December 21, 2006, the Registrant issued a promissory note in the principal amount of $400,000 in favor of Vicis Capital Master Fund ("Vicis"). The maturity date of the note is February 21, 2007. Interest accrues under the note at the rate of 5% per annum. The Registrant is permitted to prepay principal and interest under the note at any time without penalty. In the event the Registrant does not repay all outstanding principal and interest under the note on or before February 21, 2007, the maturity date of the note will be extended to April 21, 2007 and the Registrant will be obligated to issue to Vicis a warrant to purchase 2,666,667 shares of the Registrant's common stock, which warrant will have an exercise price of $2.00 per share (subject to adjustment upon the occurrence of certain events) and will be exercisable for 5 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Brian Lesperance
Brian Lesperance
President